                                                                    EXHIBIT 10.N


                             JOHNSON CONTROLS, INC.

                                12,815,809 Shares

                                  Common Stock

                  JOHNSON CONTROLS, INC. 2000 STOCK OPTION PLAN



                                 JANUARY 1, 2000

                            (AMENDED OCTOBER 1, 2001)





         This document sets forth information relating to participation in the Johnson Controls, Inc. 2000 Stock Option Plan (the "Plan") and to shares of our common stock that we are offering under the Plan. Each share of our common stock issued under the Plans will include one right to purchase our common stock. In this document, unless the context otherwise requires, all references to our common stock includes the accompanying rights. We are offering participation in the Plan to our officers and other key employees and those of our subsidiaries.

         This document will be accompanied or preceded by our latest Annual Report to Shareholders. If you have previously received a copy of our Annual Report to Shareholders but wish to have another copy, then we will furnish an additional copy without charge upon written or oral request to us.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED PURSUANT TO THE PLAN OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. The information in this document may only be accurate on the date of the document. This document may only be used where it is legal to sell these securities.

                This document may not be used for resales of shares acquired under the Plan.

                                TABLE OF CONTENTS



Caption                                                                                                       Page
-------                                                                                                       ----

THE COMPANY.......................................................................................................1

THE PLAN..........................................................................................................1
         Establishment............................................................................................1
         Purpose..................................................................................................1
         Effective Date of the Plan...............................................................................1
         Stock Subject to the Plan................................................................................1
         Administration...........................................................................................2
         Eligibility..............................................................................................2
         Rights of Employees......................................................................................2
         Option Agreements........................................................................................3
         Option Price.............................................................................................3
         Option Period............................................................................................3
         Maximum Value of Incentive Stock Options.................................................................3
         Transferability of Option or Stock Appreciation Right....................................................3
         Exercise of Option; Deferral of Shares...................................................................4
         Withholding..............................................................................................4
         Termination of Employment................................................................................4
         Stock Appreciation Rights................................................................................5
         Adjustment Provisions....................................................................................5
         Termination and Amendment of Plan........................................................................6
         Rights of a Shareholder..................................................................................6
         Change of Control........................................................................................6
         LSARs....................................................................................................7
         Governing Law and Arbitration............................................................................7
         Unfunded Plan............................................................................................8
         Repricing................................................................................................8
         Termination for Cause or Inimical Conduct................................................................8
         Offset...................................................................................................9
         Severability.............................................................................................9

FEDERAL INCOME TAX CONSIDERATIONS................................................................................10
         Incentive Stock Options.................................................................................10
         Nonqualified Options....................................................................................10
         Stock Appreciation Rights...............................................................................11
         Internal Revenue Code Section 162(m) and Section 280G...................................................11


                                   THE COMPANY

         We are a global market leader in automotive systems and facility management and control. In the automotive market, we are a major supplier of seating and interior systems, and batteries. For nonresidential facilities, we provide building control systems and services, energy management and integrated facility management. Our principal executive offices are located at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin 53201. Our telephone number is (414) 524-1200.

    1. ESTABLISHMENT. JOHNSON CONTROLS, INC. (the "Company") hereby establishes a stock option plan for certain officers and other key employees, as described herein, which shall be known as the JOHNSON CONTROLS, INC. 2000 STOCK OPTION PLAN (the "Plan"). It is intended that certain of the stock options issued pursuant to the Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") and the remainder of the options issued pursuant to the Plan shall constitute nonqualified options. Incentive Stock Options and nonqualified stock options are hereinafter jointly referred to as "Options." The Committee may also award stock appreciation rights apart from Options issued pursuant to the Plan.

    2. PURPOSE. The purpose of the Plan is to induce certain officers and other key employees to remain in the employ of the Company or its subsidiaries and to encourage such employees to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board of Directors") believes that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

    3. EFFECTIVE DATE OF THE PLAN. The Plan was adopted by the Board of Directors on November 17, 1999, and, subject to the approval of the Plan by the shareholders of the Company within twelve months of this date, the effective date of the Plan will be January 1, 2000. Any and all Options granted prior to shareholder approval shall be subject to such approval.

    4. STOCK SUBJECT TO THE PLAN. Subject to adjustment in accordance with the provisions of this paragraph and paragraph 17, the total number of shares of the common stock of the Company ("Common Stock") available for awards during the term of the Plan shall be an amount calculated as follows: (a) fifteen percent (15%) of the number of shares of Common Stock outstanding upon the effective date of the Plan minus (b) the number of shares of Common Stock subject to awards made under any prior stock option plan of the Company (a "Prior Plan") and outstanding upon the effective date of the Plan ("Prior Plan Awards"). Shares of Common Stock to be delivered upon exercise of Options or settlement of stock appreciation rights under the Plan shall be made available from presently authorized but unissued Common Stock or authorized and issued shares of Common Stock reacquired and held as treasury shares, or a combination thereof. If any Option or stock appreciation right shall be canceled, expire or terminate without having been exercised in full, or to the extent a stock appreciation right is settled in cash, the shares of Common Stock allocable to the unexercised, canceled, forfeited portion of such Option or stock appreciation right, or portion of such stock appreciation right which is settled in cash, shall again be available for the purpose of the Plan. The surrender of any Options (and the surrender of any related stock appreciation rights granted under paragraph 16) in connection with the receipt of stock appreciation rights as provided in paragraph 16 shall, as to such Options, have the same effect under this paragraph 4 as the cancellation or termination of such Options without having been exercised. If any stock appreciation rights are granted under the Plan (including any grant in connection with the surrender of outstanding Options), as provided in paragraph 16, and shares of Common Stock may be issuable in connection with such stock appreciation rights, then the grant of such stock appreciation rights shall be deemed to have the same effect under this paragraph 4 as the grant of Options; provided, however, if any such stock appreciation rights shall be canceled, expire or terminate without having been exercised in full, or to the extent a stock appreciation right is settled in cash, the shares of Common Stock allocable to the unexercised, canceled, forfeited portion of such stock appreciation right, or portion of such stock appreciation right which is settled in cash, shall again be available for the purpose of the Plan. If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. If any Participant satisfies the Company's withholding tax requirements upon the exercise of an Option by properly electing to have the Company withhold shares of Common Stock, then the shares of

Common Stock so withheld shall again be available for the purpose of the Plan, except that such shares shall not be available for the granting of Incentive Stock Options. After the effective date of the Plan, if any event occurs as a result of which shares of Common Stock subject to Prior Plan Awards would again become available for the purpose of the relevant Prior Plan if the Prior Plan were still in effect and the Company could grant awards under the Prior Plan, then such shares shall be available for the purpose of the Plan rather than such Prior Plan (subject to any applicable limitation on the use of such shares for the granting of Incentive Stock Options) and thereby increase the shares available under the Plan as determined under the first sentence of this paragraph.

    5. ADMINISTRATION.

    (a)The Plan shall be administered by the Compensation Committee (the "Committee") consisting of not less than three members of the Board of Directors appointed from time to time by the Board of Directors. No member of the Committee shall be, nor at any time during the preceding one-year period have been, eligible to receive stock, stock options or stock appreciation rights of the Company or of its subsidiaries pursuant to the Plan or any other plan of the Company or its subsidiaries, other than a plan for directors of the Company who are not officers or employees of the Company which provides for automatic grants without exercise of discretion by any member of the Board of Directors, or by any officer or employee of the Company.

    (b)Subject to the express provisions of the Plan, the Committee shall have authority to establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and in its discretion, to determine the individuals (the "Participants") to whom, and the time or times at which, Options and stock appreciation rights shall be granted, the type of Options, the periods of Options or stock appreciation rights, limitations on exercise of Options or stock appreciation rights, and the number of shares to be subject to each Option or award of stock appreciation rights. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company or its subsidiaries, and such other factors as the Committee, in its discretion, shall deem relevant.

    (c)Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this paragraph 5 shall be conclusive and binding upon all parties.

    (d)Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys fees) arising therefrom to the full extent permitted by law and under any directors and officers liability insurance that may be in effect from time to time.

    (e)A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be the acts of the Committee.

    6. ELIGIBILITY. Options and stock appreciation rights may be granted to officers and other key employees of the Company and of any of its present and future subsidiaries. The maximum number of shares of Common Stock covered by Options which may be granted to any Participant within any two consecutive calendar year periods shall not exceed 500,000 shares in the aggregate. No Option or stock appreciation right shall be granted to any person who owns, directly or indirectly, shares of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. A director of the Company or of a subsidiary who is not also an employee of the Company or of a subsidiary will not be eligible to receive any Option or stock appreciation right hereunder.

    7. RIGHTS OF EMPLOYEES. Nothing in this Plan or in any Option or stock appreciation right shall interfere with or limit in any way the right of the Company and any of its subsidiaries to terminate any Participant's or employee's employment at any time, nor confer upon any Participant or employee any right to continue in the employ of the Company and its subsidiaries. No employee shall have any right to be granted an award under this Plan, even if an award was granted to such employee at any prior time, or if a similarly-situated employee is or was granted an award under similar circumstances.

    8. OPTION AGREEMENTS. All Options and stock appreciation rights granted under the Plan shall be evidenced by written agreements (an "Option Agreement") in such form or forms as the Committee shall determine.

    9. OPTION PRICE. The per share Option price for Options and the per share grant price for stock appreciation rights granted under paragraph 16, as determined by the Committee, shall be an amount not less than 100% of the fair market value of the stock on the date such Options or stock appreciation rights are granted (or, if the Committee so determines, in the case of any stock appreciation right granted under paragraph 16 upon the surrender of any outstanding Option, on the date of grant of such Option). The fair market value of a share of stock on any date shall be the average of the highest and lowest market prices of sales of the Common Stock on that date, or on the next preceding trading day if such date was not a trading day as reported on the New York Stock Exchange or as otherwise determined by the Committee.

    10. OPTION PERIOD. The term of each Option and stock appreciation right shall be as determined by the Committee but in no event shall the term of an Option or stock appreciation right exceed a period of ten (10) years from the date of its grant. Each Option and stock appreciation right granted hereunder may granted at any time on or after the effective date of the Plan, and prior to its termination, provided that no Option or stock appreciation right may be granted later than ten years after the date this Plan is adopted. The Committee shall determine whether any Option or stock appreciation right shall become exercisable in cumulative or non-cumulative installments or in full at any time. An exercisable Stock Option or stock appreciation right, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock.

    11. MAXIMUM VALUE OF INCENTIVE STOCK OPTIONS. The aggregate fair market value (as defined in paragraph 9) of the Common Stock for which any Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan or any other plan of the Company or any subsidiary shall not exceed $100,000. To the extent the fair market value of the shares of Common Stock attributable to Incentive Stock Options first exercisable in any calendar year exceeds $100,000, the excess portion of the Incentive Stock Options shall be treated as nonqualified options.

    12. TRANSFERABILITY OF OPTION OR STOCK APPRECIATION RIGHT. No Option or stock appreciation right granted hereunder shall be transferable other than options specifically designated by the Compensation Committee as such and meeting the following requirements of transfer:

    (a) by will or by the laws of descent and distribution; or

    (b) in the case of a nonqualified option:

        (i) pursuant to a "Qualified Domestic Relations Order" as defined in
        Section 414(p) of the Internal Revenue Code; or

        (ii) to (A) his or her spouse, children or grandchildren ("Immediate Family Members"), (B) a partnership in which the only partners are the Participant's Immediate Family Members, or (C) a trust or trusts established solely for the benefit of one or more of the Participant's Immediate Family Members (collectively, the Permitted Transferees), provided that there may be no consideration for any such transfer by a Participant.

        Following transfer (if applicable), such Options and stock appreciation rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that such Options and stock appreciation rights may be exercised during the life of the Participant only by the Participant or, if applicable, by the alternate payee designated under a Qualified Domestic Relations Order or the Participant's Permitted Transferees.

    13. EXERCISE OF OPTION; DEFERRAL OF SHARES.

    (a) The Committee shall prescribe the manner in which a Participant may exercise an Option which is not inconsistent with the provisions of this Plan. However, no Option shall be exercisable, in whole or in part, for a period of at least six months commencing on the date of grant, except as provided in paragraph 20 in the event of a Change in Control. An Option may be exercised, subject to limitations on its exercise contained in the Option Agreement and in this Plan, in full, at any time, or in part, from time to time, only by (A) written notice of intent to exercise the Option with respect to a specified number of shares, and (B) by payment in full to the Company at the time of exercise of the Option, of the option price of the shares being purchased. Payment of the Option price may be made (i) in cash, (ii) if permitted by the applicable Option Agreement, by tendering of shares of Common Stock equivalent in fair market value (as defined in paragraph
        9), or (iii) if permitted by the applicable Option Agreement, partly in cash and partly in shares of Common Stock. Common Stock may be tendered either by actual delivery of shares of Common Stock or by attestation.

    (b) The Committee may provide one or more means to enable Participants and the Company to defer delivery of shares of Common Stock deliverable upon exercise of an Option, on such terms and conditions as the Committee may determine, including by way of example the manner and timing of making a deferral election, the treatment of dividends paid on shares of Common Stock during the deferral period and the permitted distribution dates or events. No such deferral means may result in any increase in the number of shares of Common Stock issuable hereunder other than as contemplated by paragraph 4 or paragraph 17 hereof.

    14. WITHHOLDING. If permitted by the applicable Option Agreement, a Participant may be permitted to satisfy the Company's withholding tax requirements by electing (i) to have the Company withhold shares of Common Stock of the Company, or (ii) to deliver to the Company shares of Common Stock of the Company having a fair market value on the date income is recognized on the exercise of a nonqualified option equal to the minimum amount required to be withheld. The election shall be made in writing and according to such rules and in such form as the Committee shall determine.

    Notwithstanding the foregoing, the election and satisfaction of any withholding requirement through the withholding of Common Stock or the tender of shares of Company Stock may be made only at such times as are permitted, without incurring liabilities, by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or such other securities laws, rules or regulations as may be applicable.

    15. TERMINATION OF EMPLOYMENT.

    (a) In the event a Participant's employment with the Company or any of its subsidiaries shall be terminated for any reason, except early or normal retirement, death or total and permanent disability, all rights to exercise an Option or stock appreciation right shall terminate immediately.

    (b) If the Participant should die while employed by the Company or any subsidiary prior to the expiration of the term of the Option or stock appreciation right, the Option or stock appreciation right shall be exercisable immediately to the extent it would have been exercisable had the Participant remained employed for twelve months after the date of death and may be exercised by the person to whom it is transferred by will or by the applicable laws of descent and distribution by giving notice as provided in paragraph 13, at any time within twelve months after the date of death unless such Option or stock appreciation right expires earlier under the terms of the Option Agreement. For purposes of this paragraph, the six-month limitation imposed pursuant to paragraph 13 shall not be applicable.

    (c) In the event of termination of employment with the Company due to early or normal retirement, or due to total and permanent disability, prior to the expiration of the term of an Option or stock appreciation right, the Option or stock appreciation right shall be exercisable in full without regard to any vesting requirement and may be exercised by the Participant at any time within thirty-six months (except Incentive Stock Options which may be exercised within three months) after the date of such early or normal retirement or total and permanent disability, as the case may be, unless such Option or stock appreciation right expires earlier under the terms of the Option Agreement. Provided, however, that for certain participants who are officers of the Company or who are selected by the Compensation Committee of the Board, nonqualified stock options may be exercised by the Participant for ten (10) years after the date of such early or normal retirement, or for five (5) years after the date of such total and permanent disability, as the case may be, in the event of termination of employment with the Company due to early or normal retirement, or due to total and permanent disability, prior to the expiration of the term of the Option or stock appreciation right, unless such Option or stock appreciation right expires earlier under the terms of the Option Agreement. For purposes hereof, a Participant's employment shall be deemed to have terminated due to (a) early or normal retirement if such Participant is then eligible to receive immediate early or normal retirement benefits under the provisions of any of the Company's or its subsidiaries defined benefit pension plans; or, in the absence of a defined benefit plan, provided such Participant retires with ten years of service and is at least 55 years old and (b) total and permanent disability if he is permanently disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code, as in effect from time to time.

        For purposes of this Plan: (a) a transfer of an employee from the Company to a 50% or more owned subsidiary, partnership, joint venture or other affiliate (whether or not incorporated) or vice versa, or from one subsidiary, partnership, joint venture or other affiliate to another or
        (b) a leave of absence duly authorized in writing by the Company, provided the employee's right to re-employment is guaranteed either by statute or by contract, shall not be deemed a termination of employment under the Plan, notwithstanding the foregoing, from and after a Change of Control, as defined in paragraph 20, Options and stock appreciation rights shall continue to be exercisable for three months after a Participant's termination of employment.

    16. STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted separate from any Option granted under the Plan to any Participant. Such stock appreciation rights may be exercised by a Participant by written notice of intent to exercise the stock appreciation rights delivered to the Committee, which notice shall state the number of shares of stock in respect of which the stock appreciation rights are being exercised. Upon such exercise, the Participant shall be entitled to receive the economic value of such stock appreciation rights determined in the manner described in subparagraph (b) of this paragraph 16 and in the form prescribed in subparagraph (c) of this paragraph 16.

    Stock appreciation rights shall be subject to terms and conditions not inconsistent with other provisions of the Plan as shall be determined by the Committee, which shall include the following:

    (a) Stock appreciation rights granted in connection with the surrender of an Option shall be exercisable or transferable at such time or times and only to the extent that the Option to which they related was exercisable or transferable. The Committee shall have complete authority to determine the terms and conditions applicable to other stock appreciation rights, including the periods applicable to such rights, limitations on exercise and the number of shares of stock in respect to which such stock appreciation rights are exercisable.

    (b) Upon the exercise of stock appreciation rights, a Participant shall be entitled to receive the economic value thereof, which value shall be equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the grant price per share, multiplied by the number of shares in respect of which the stock appreciation rights shall have been exercised. Stock appreciation rights which have been so exercised shall no longer be exercisable in respect of such number of shares.

    (c) The Committee shall have the sole discretion either (i) to determine the form in which payment of such economic value will be made (i.e., cash, stock, or any combination thereof) or (ii) to consent to or disapprove the election of the Participant to receive cash in full or partial payment of such economic value.

    (d) The exercise of stock appreciation rights by a Participant pursuant to the Plan may be made only at such times as are permitted by Rule 16b-3 of the Securities Exchange Act of 1934, without liabilities, or such other securities laws or rules as may be applicable.

    (e) Stock appreciation rights shall be exercisable only when the fair market value of the Common Stock to which the stock appreciation rights relate exceeds the grant price of such stock appreciation rights.

    17. ADJUSTMENT PROVISIONS. In the event of any change in the shares of the Common Stock of the Company by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), spin-off, merger, consolidation recapitalization, or split-up, combination or exchange of shares, or otherwise, the aggregate number and class of shares available under this Plan, the number and class of shares subject to each outstanding Option and stock appreciation right, the option price for shares subject to each outstanding Option, and the option price or grant price and economic value of any stock appreciation rights shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

    18. TERMINATION AND AMENDMENT OF PLAN. The Plan shall terminate on December 31, 2009, unless sooner terminated as hereinafter provided. The Board of Directors may at any time terminate the Plan, or amend the Plan as it shall deem advisable including (without limiting the generality of the foregoing) any amendments deemed by the Board of Directors to be necessary or advisable to assure conformity of the Plan and any Incentive Stock Options granted thereunder to the requirements of Section 422 of the Internal Revenue Code as now or hereafter in effect and to assure conformity with any requirements of other state and federal laws or regulations now or hereafter in effect; provided, however, that the Board of Directors may not, without further approval by the shareholders of the Company, amend paragraph 24 or make any modifications to the Plan which, by applicable law, require such approval. No termination or amendment of the Plan may, without the consent of the Participant to whom any Option or stock appreciation rights shall have been granted, adversely affect the rights of such Participant under such Option or stock appreciation rights. The Board of Directors may also, in its discretion, permit any Option or stock appreciation right to be exercised prior to the earliest date fixed for exercise thereof under the Option Agreement. Notwithstanding the foregoing, the Board specifically reserves the right to amend the provisions of Sections 20 and 21 prior to the effective date of a Change of Control without the need to obtain the consent of the Participants or any other individual with a right to an award granted hereunder.

    19. RIGHTS OF A SHAREHOLDER. A Participant shall have no rights as a shareholder with respect to shares covered by his or her Option until the date of issuance of the stock certificate to the participant and only after such shares are fully paid or with respect to stock appreciation rights. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock is issued.

    20. CHANGE OF CONTROL. Notwithstanding the foregoing, upon Change of Control, all previously granted Options and stock appreciation rights shall immediately become exercisable to the full extent of the original grant. For purposes of this Plan, a "Change of Control" means any of the following events:
(i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time) (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by (x) the Company of any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a change in control of the Company; or (ii) individuals who, as of September 28, 1994, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to September 28, 1994, whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or (iii) approval by the shareholders of the Company of consummation of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporations resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination or the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or (iv) (A) a complete liquidation or dissolution of the company or a (B) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

    21. LSARS. Notwithstanding the foregoing, during the sixty-day period from and after a Change in Control of the Company, each optionee shall have the right (the "LSAR") with respect to any Option, in lieu of the payment of the full Option price for the shares of Common Stock ("Shares") subject to such Option, to elect (within such sixty-day period) to surrender all or a part of the Option to the Company and to receive in lieu thereof cash in the amount by which the fair market value per Share on the date of such election shall exceed the option price per Share under the Option multiplied by the number of Shares granted under the Option as to which a LSAR granted hereunder shall have been exercised. As used in this paragraph 21, the fair market value of a Share on the date of exercise shall mean with respect to an election by an optionee to receive cash in respect of a Stock Option, the higher of (x) the highest reported sales price, regular way, of a Share on the Composite Tape for New York Stock Exchange Listed Stocks (the "Composite Tape") during the sixty-day period prior to the date of the Change in Control of the Company and (y) if the Change in Control of the Company is the result of a transaction or a series of transactions described in paragraphs (i) or (ii) of the definition of Change in Control of the Company set forth in paragraph 20, the highest price per Share paid in such transaction or series of transactions.

    22. GOVERNING LAW AND ARBITRATION. The Plan, and all awards hereunder, and all determinations made and actions taken pursuant to the Plan, shall be governed by the internal laws of the State of Wisconsin (without reference to conflict of law principles thereof) and construed in accordance therewith, to the extent not otherwise governed by the laws of the United States or as otherwise provided hereinafter. Notwithstanding anything to the contrary herein, if any individual brings a claim that relates to benefits under this Plan, regardless of the basis of the claim (including but not limited to wrongful discharge or Title VII discrimination), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association ("AAA") and the following provisions, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

    (a) Initiation of Action. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided to the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

                                Office of General Counsel
                                Johnson Controls, Inc.
                                5757 North Green Bay Avenue
                                P.O. Box 591
                                Milwaukee, WI  53201-0591

        The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

    (b) Compliance with Personnel Policies. Before proceeding to arbitration on a complaint, the claimant must initiate and participate in any complaint resolution procedure identified in the Company's or subsidiary's personnel policies. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any applicable Company or subsidiary complaint resolution procedure has been completed.

    (c) Rules of Arbitration. All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under the award or policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney's fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator's award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator's award is based.

    (d) Representation and Costs. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or subsidiary shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney's or representative's fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys' fees, the arbitrator may award costs and reasonable attorneys' fees as provided by such statute.

    (e) Discovery; Location; Rules of Evidence. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

    (f) Confidentiality. The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.

    23. UNFUNDED PLAN. This Plan shall be unfunded. No person shall have any rights greater than those of a general creditor of the Company.

    24. REPRICING. Except for adjustments pursuant to paragraph 17, neither the per share Option price for any outstanding Option granted under the Plan nor the per share grant price for stock appreciation rights granted under the Plan may be decreased after the date of grant nor may an outstanding Option or stock appreciation right granted under the Plan or a Prior Plan be surrendered to the Company as consideration for the grant of a new Option or stock appreciation right with a lower exercise or grant price.

    25. TERMINATION FOR CAUSE OR INIMICAL CONDUCT. Notwithstanding any provisions of the Plan or an award agreement to the contrary, a Participant's Option or stock appreciation right shall be immediately cancelled and forfeited, regardless of vesting, and any pending exercises shall be cancelled, on the date that: (a) the Company or subsidiary terminates the Participant's employment for Cause, (b) the date that the Committee determines that the

Participant's employment could have been terminated for Cause if the Company or subsidiary had all relevant facts in its possession as of the date of the Participant's termination, or (c) the Committee determines the Participant has engaged in Inimical Conduct. The Committee may suspend all exercises or delivery of cash or shares (without liability for interest thereon) pending its determination of whether the Participant has been or should have been terminated for Cause or has engaged in Inimical Conduct. For purposes hereof:

    (a) "Cause" means: (1) if the Participant is subject to an employment agreement that contains a definition of "cause," such definition, or (2) otherwise, any of the following as determined by the Committee: (a) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or subsidiary, or the Company's or subsidiary's code of ethics, as then in effect, (b) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or subsidiary, (c) commission of an act of dishonesty or disloyalty involving the Company or subsidiary, (d) violation of any federal, state or local law in connection with the Participant's employment, or (e) breach of any fiduciary duty to the Company or a subsidiary.

    (b) "Inimical Conduct" means any act or omission that is inimical to the best of interests of the Company or any subsidiary, as determined by the Committee in its sole discretion, including but not limited to: (1) violation of any employment, noncompete, confidentiality or other agreement in effect with the Company or any subsidiary, (2) taking any steps or doing anything which would damage or negatively reflect on the reputation of the Company or a subsidiary, or (3) failure to comply with applicable laws relating to trade secrets, confidential information or unfair competition.

    26. OFFSET. The Company shall have the right to offset, from any amount payable or stock deliverable hereunder, any amount that the Participant owes to the Company or any subsidiary without the consent of the Participant or any individual with a right to the Participant's award.

    27. SEVERABILITY. In the event any provision of the Plan or any award agreement is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or such award agreement, and the Plan or award agreement shall be construed and enforced as if the said illegal or invalid provision had not been included.

                         FEDERAL INCOME TAX CONSEQUENCES

The Federal income tax consequences described in this section are based on laws and regulations in effect on the date of this proxy statement and future changes in those laws and regulations may affect the tax consequences described below. No discussion of state income tax treatment has been included.

INCENTIVE STOCK OPTIONS

Options granted under the Plan which constitute ISOs will, in general, be subject to the following Federal income tax treatment:

    - The grant of an ISO does not give rise to any income tax consequences to either the Company or the Participant.

    - No deduction is allowed to the Company on a Participant's exercise of an ISO.

    - Participant's exercise of an ISO does not result in ordinary income to the Participant for regular tax purposes, but may result in the imposition of or an increase in alternative minimum tax. If shares acquired upon exercise of an ISO are not disposed of within the same taxable year of the ISO exercise, the excess of the fair market value of the shares at the time the ISO is exercised over the option price is included in the Participant's computation of alternative minimum taxable income in the year of exercise.

    - If shares acquired upon the exercise of an ISO are disposed of within two years of the date of the option grant, or within one year of the date of the option exercise, the Participant recognizes ordinary taxable income at the time of the disposition to the extent that the fair market value of the shares at the time of exercise exceeds the option price, but not in an amount greater than the excess, if any, of the amount realized on the disposition over the option price. Capital gain (long-term or short-term depending upon the holding period) is recognized by the Participant at the time of such a disposition to the extent that the amount of proceeds from the sale exceeds the fair market value at the time of the exercise of the ISO. Capital loss (long-term or short-term depending upon the holding period) is recognized by the Participant at the time of such a disposition to the extent that the fair market value at the time of the exercise of the ISO exceeds the amount of proceeds from the sale. The Company is entitled to a deduction in the taxable year in which the disposition is made in an amount equal to the amount of ordinary income recognized by the Participant.

    - If shares acquired upon the exercise of an ISO are disposed of after the later of two years from the date of the option grant or one year from the date of the option exercise in a taxable transaction, the Participant recognizes long-term capital gain or loss at the time of the disposition in an amount equal to the difference between the amount realized by the Participant on the disposition and the Participant's basis in the shares. The Company will not be entitled to any income tax deduction with respect to the ISO.

NONQUALIFIED STOCK OPTIONS

Options granted under the Plan which do not qualify as ISOs will, in general, be subject to the following Federal income tax treatment:

    - The grant of a nonqualified option does not give rise to any income tax consequences to either the Company or the Participant.

    - The exercise of a nonqualified option generally results in ordinary taxable income to the Participant in the amount equal to the excess of the fair market value of the shares at the time of exercise over the option price. A deduction from taxable income is allowed to the Company in an amount equal to the amount of ordinary income recognized by the Participant.

    - Upon a subsequent taxable disposition of shares, a Participant recognizes short-term or long-term capital gain (or loss) depending on the holding period, equal to the difference between the amount received and the tax basis of the shares, usually the fair market value at the time of exercise.

STOCK APPRECIATION RIGHTS

Any SAR and LSAR granted under the Plan, will in general, be subject to the following Federal income tax treatment:

    - The grant of a SAR or LSAR does not give rise to any income tax consequences to either the Company or the Participant.

    - Upon the exercise of a SAR or LSAR, the Participant recognizes ordinary income equal to the amount of any cash plus the fair market value of any shares of Common Stock received. The Company is generally allowed a deduction in an amount equal to the income recognized by the Participant.

INTERNAL REVENUE CODE SECTIONS 162(M) AND 280G

Section 162(m) of the Internal Revenue Code limits the Company's income tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000 per individual. Amounts in excess of $1,000,000 are not deductible unless one of several exceptions apply. The Committee intends to grant awards under the Plan that are designated, in most cases, to qualify for one such exception, the performance-based compensation exception. Grants of Options and SARs can be structured so as to qualify for this exception. The Company does not anticipate that Section 162(m) will have a material impact on its ability to deduct compensation payable under the Plan. Section 280G of the Internal Revenue Code limits the Company's income tax deduction in the event there is a change in control of the Company. Accordingly, all or some of the amount which would otherwise be deductible may not be deductible with respect to those Options, SARs and LSARs that become immediately exercisable in the event of a change in control of the Company.